News ONEOK First Quarter 2024 Conference Call and Webcast Scheduled TULSA, Okla. – March 28, 2024 – ONEOK, Inc. (NYSE: OKE) will release first quarter 2024 earnings after the market closes on April 30, 2024. ONEOK’s executive management will participate in a conference call the following day. What: ONEOK first quarter 2024 earnings conference call and webcast When: 11 a.m. Eastern, May 1, 2024 10 a.m. Central Where: 1) Phone conference call dial 877-883-0383, entry number 9316232 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 6947284. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### March 28, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582